Exhibit 99.1

PRESS RELEASE FOR IMMEDIATE ISSUE

FOR:	MDC Partners Inc.	CONTACT:	Matt Chesler, CFA
	745 Fifth Avenue, 19th Floor		VP, Investor Relations
	New York, NY 10151		646-412-6877
mchesler@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016

THIRD QUARTER HIGHLIGHTS:

•	Reported revenue increased 6.3% to $349.3 million; Organic revenue growth of 2.7%, 30 basis points favorable impact from increased billable pass-through costs

•	Net loss attributable to MDC Partners of ($33.5) million vs ($8.6) million, including a non-cash impairment charge of $29.6 million predominantly related to our experiential business

•	Adjusted EBITDA decreased 13.5% to $46.3 million, with margins of 13.2% (See Schedules 2 and 3)

•	2016 guidance revised to reflect lowered full year expectations and cost of restructuring efforts

•	Quarterly dividend suspended to allocate resources to accelerated de-leveraging and strategic growth initiatives

•	Advisor hired to assist in evaluating the Company’s financial and capital structure strategy

YEAR-TO-DATE HIGHLIGHTS:

•	Reported revenue increased 2.9% to $995.3 million; Organic revenue growth of 1.7%, 70 basis point negative impact from decreased billable pass-through costs

•	Net loss attributable to MDC Partners of ($55.7) million vs ($11.1) million, including a non-cash impairment charge of $29.6 million predominantly related to our experiential business

•	Adjusted EBITDA decreased 8.4% to $121.0 million, with margins of 12.2% (See Schedules 4 and 5)

•	Net New Business wins totaled $1.3 million in Q3 and $58.0 million year-to-date

New York, NY, November 3, 2016 (NASDAQ: MDCA) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and nine months ended September 30, 2016.

Scott Kauffman, Chairman and Chief Executive Officer of MDC Partners, said, “The third quarter was impacted by the many actions we are taking to position our business for long-term profitable growth and balance sheet strength. We are reducing expenses, optimizing our partner portfolio, and re-prioritizing how we allocate capital, all while investing in our partners to ensure that they have the right resources to continue to drive outstanding performance for our clients. While some of these efforts carry near-term costs, which is contributing to our lower full year financial projections, we expect to reap the benefits in 2017. In addition, the suspension of our dividend will free up over $11 million in cash per quarter, which we plan to allocate toward enhanced liquidity, accelerated de-leveraging and investment in growth initiatives. We are confident that the moves we are making, alongside our active pipeline of new business opportunities, will lead to a reacceleration of the business beginning in 2017.”

David Doft, CFO of MDC Partners, said, “Our lowered 2016 outlook reflects a diminished revenue recovery in the second half of the year as well as the upfront costs associated with our expense containment and restructuring initiatives. While we won’t see the payback this year, these actions will enable us to permanently remove approximately $30 million of costs on a run-rate basis. We will rebuild off this leaner cost base into next year, manage to more optimal profit ratios and return to building the long-term value of our business.”

Third Quarter and Year-to-Date Financial Results

Revenue for the third quarter of 2016 was $349.3 million, an increase of 6.3%, compared to $328.4 million in the third quarter of 2015. The effect of foreign currency translation was negative 0.6%, the impact of net acquisitions was positive 4.3%, and the resulting organic revenue growth was 2.7%. Organic revenue growth for the period was favorably impacted by 30 basis points from increased billable pass-through costs incurred on client’s behalf from certain of our partner firms acting as principal.

Net loss attributable to MDC Partners in the third quarter of 2016 was ($33.5) million compared to ($8.6) million in the third quarter of 2015, partially attributable to a non-cash charge on impairment of $29.6 million predominantly related to our experiential business. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the third quarter of 2016 was ($0.64) compared to ($0.15) per share in the third quarter of 2015. Adjusted EBITDA for the third quarter of 2016 was $46.3 million, a decrease of 13.5% compared to $53.5 million in the third quarter of 2015. Adjusted EBITDA Available for General Capital Purposes was $21.7 million in the third quarter of 2016, a decrease of 29.7%, compared to $30.9 million in the third quarter of 2015.

Revenue for the first nine months of 2016 was $995.3 million, an increase of 2.9%, compared to $967.2 million in the first nine months of 2015. The effect of foreign currency translation was negative 0.8%, the impact of net acquisitions was positive 2.0%, and the resulting organic revenue growth was 1.7%. Organic revenue growth for the period was negatively impacted by 70 basis points from decreased billable pass-through costs incurred on client’s behalf from certain of our partner firms acting as principal.

Net loss attributable to MDC Partners in the first nine months of 2016 was ($55.7) million compared to ($11.1) million in the first nine months of 2015, partially attributable to a non-cash charge on impairment of $29.6 million predominantly related to our experiential business. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the first nine months of 2016 was ($1.09) compared to ($0.10) per share in the first nine months of 2015. Adjusted EBITDA for the first nine months of 2016 was $121.0 million, a decrease of 8.4%, compared to $132.1 million in the first nine months of 2015. Adjusted EBITDA Available for General Capital Purposes was $50.7 million in the first nine months of 2016, a decrease of 26.4%, compared to $68.9 million in the first nine months of 2015.

Financial Guidance

Guidance for 2016 is revised as follows:

		Prior	Revised	Implied
	2015	2016	2016	Year over Year
	Actuals	Guidance	Guidance	Change
Revenue	$1.326 billion	$1.390 - $1.420 billion	$1.365 - $1.375 billion	+2.9% to +3.7%

Adjusted EBITDA	$197.7 million	$205 - $215 million	$170 - $180 million	-14.0% to -8.9%
Implied Adjusted EBITDA Margin	14.9%	14.7% to 15.1%	12.4% to 13.2%	-250 to -170 basis points

Adjusted EBITDA Available for	$113.4 million	$110 - $120 million	$75 - $85 million	-33.9% to -25.0%
General Capital Purposes

Advisor hired to assist in evaluating the Company’s financial and capital structure strategy

The Company also announced today that it engaged LionTree Advisors to assist in evaluating the Company’s financial and capital structure strategy. The Company’s leadership team and Board of Directors reiterate their commitment to solidifying the balance sheet and capital structure in its continued efforts to enhance shareholder value.

Conference Call

Management will host a conference call on Thursday, November 3, 2016, at 4:30 p.m. (ET) to discuss results. The conference call will be accessible by dialing 1-412-902-4266 or toll free 1-888-346-6216. An investor presentation has been posted on our website www.mdc-partners.com and may be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 12:00 a.m. (ET), November 10, 2016, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10095565), or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC Partners is one of the fastest-growing and most influential marketing and communications networks in the world. Its 50+ advertising, public relations, branding, digital, social and event marketing agencies are responsible for some of the most memorable and engaging campaigns for the world’s most respected brands. As "The Place Where Great Talent Lives," MDC Partners is known for its unique partnership model, empowering the most entrepreneurial and innovative talent to drive competitive advantage and business growth for clients. By leveraging technology, data analytics, insights, and strategic consulting solutions, MDC Partners drives measurable results and optimizes return on marketing investment for over 1,700 clients worldwide. For more information about MDC Partners and its partner firms, visit our website at www.mdc-partners.com and follow us on Twitter at http://www.twitter.com/mdcpartners.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures for the three and nine months ended September 30, 2016, and 2015, include the following:

(1) Organic Revenue: “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of the following calculation: (i) the change in revenue during the relevant time period, less (ii) for each business acquired in the current year, the incremental impact on revenue for the comparable period prior to the Company’s ownership of such acquired business, less revenue from each business acquired by the Company in the previous year through the twelve month anniversary of the Company’s ownership, plus (iii) for each business disposed of in the current year, the incremental impact on revenue for the comparable period after the Company’s disposition of such disposed business, plus revenue from each business disposed of by the Company in the previous year through the twelve month anniversary of the Company’s disposition, less (iv) foreign exchange impacts.

(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.

(3) Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that represents operating profit plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

(4) Adjusted EBITDA Available for General Capital Purposes: Adjusted EBITDA Available for General Capital Purposes is a non-GAAP measure that represents Adjusted EBITDA less net income attributable to the noncontrolling interests, capital expenditures net of landlord reimbursements, cash taxes, and cash interest, net & other.

Included in this earnings release are tables reconciling MDC Partners’ reported results to arrive at certain of these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with the SEC’s ongoing investigation and the related class action litigation claims;

•	risks associated with severe effects of international, national and regional economic downturn;

•	the Company’s ability to attract new clients and retain existing clients;

•	the spending patterns and financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ in 000s, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenue	$349,254	$328,415	$995,343	$967,243

Operating Expenses:
Cost of services sold	235,659	212,925	675,940	648,386
Office and general expenses	83,303	78,786	233,840	206,169
Depreciation and amortization	11,412	13,086	34,068	39,393
Goodwill impairment	29,631	-	29,631	-
	360,005	304,797	973,479	893,948

Operating profit (loss)	(10,751)	23,618	21,864	73,295

Other Income (Expense):
Other, net	(6,008)	(15,623)	9,530	(29,315)
Interest expense and finance charges	(16,540)	(14,638)	(49,289)	(43,022)
Loss on redemption of notes	-	-	(33,298)	-
Interest income	218	114	599	338

Income (loss) from continuing operations before income taxes
and equity in earnings of non-consolidated affiliates	(33,081)	(6,529)	(50,594)	1,296

Income tax expense (benefit)	(540)	(1,191)	1,893	(566)

Income (loss) from continuing operations before equity in
earnings of non-consolidated affiliates	(32,541)	(5,338)	(52,487)	1,862
Equity in earnings of non-consolidated affiliates	70	172	9	627

Income (loss) from continuing operations	(32,471)	(5,166)	(52,478)	2,489
Loss from discontinued operations attributable to
MDC Partners Inc., net of taxes	-	(1,316)	-	(6,281)
Net loss	(32,471)	(6,482)	(52,478)	(3,792)
Net income attributable to the noncontrolling interests	(1,059)	(2,122)	(3,172)	(7,343)
Net loss attributable to MDC Partners Inc.	$(33,530)	$(8,604)	$(55,650)	$(11,135)

Loss Per Common Share:
Basic and Diluted:
Loss from continuing operations attributable to
MDC Partners Inc. common shareholders	$(0.64)	$(0.15)	$(1.09)	$(0.10)
Discontinued operations attributable to MDC
Partners Inc. common shareholders	-	(0.02)	-	(0.12)
Net loss attributable to MDC Partners Inc.
common shareholders	$(0.64)	$(0.17)	$(1.09)	$(0.22)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	52,244,819	49,915,807	50,861,890	49,843,980

SCHEDULE 2

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended September 30, 2016

	Advertising and	Reportable
	Communications	Segment	All Other	Corporate	Total

Revenue	$349,254	$289,988	$59,266	$-	$349,254

Net loss attributable to MDC Partners Inc.					$(33,530)
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests					1,059
Equity in earnings of non-consolidated affiliates					(70)
Income tax benefit					(540)
Interest expense and finance charges, net					16,322
Other, net					6,008
Operating profit (loss)	$(3,700)	$20,834	$(24,534)	$(7,051)	$(10,751)
margin	-1.1%	7.2%	-41.4%		-3.1%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	11,053	10,070	983	359	11,412
Goodwill impairment	29,631	-	29,631	-	29,631
Stock-based compensation	4,623	3,337	1,286	605	5,228
Acquisition deal costs	639	639	-	167	806
Deferred acquisition consideration adjustments	11,152	9,918	1,234	-	11,152
Distributions from non-consolidated affiliates **	-	-	-	1,247	1,247
Other items, net ***	-	-	-	(2,463)	(2,463)

Adjusted EBITDA *	$53,398	$44,798	$8,600	$(7,136)	$46,262
margin	15.3%	15.4%	14.5%		13.2%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.
**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).
***	Other items, net includes (i) one-time gains related to the former CEO's repayment to the Company for certain perquisites and expenses, (ii) legal fees and related expenses, net of insurance proceeds, relating to the ongoing SEC investigation and related class action litigation claims, (iii) one-time charge for the balance of prior cash bonus award amounts paid to the former CEO and CAO that will not be recovered, and (iv) write-off of certain assets related to the CEO and CAO termination. See Schedule 9 for reconciliation of amounts.

SCHEDULE 3

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended September 30, 2015

	Advertising and	Reportable
	Communications	Segment	All Other	Corporate	Total

Revenue	$328,415	$271,882	$56,533	$-	$328,415

Net loss attributable to MDC Partners Inc.					$(8,604)
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests					2,122
Loss from discontinued operations attributable to
MDC Partners Inc., net of taxes					1,316
Equity in earnings of non-consolidated affiliates					(172)
Income tax benefit					(1,191)
Interest expense and finance charges, net					14,524
Other, net					15,623
Operating profit (loss)	$43,419	$39,418	$4,001	$(19,801)	$23,618
margin	13.2%	14.5%	7.1%		7.2%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	12,749	8,095	4,654	337	13,086
Stock-based compensation	2,660	1,857	803	606	3,266
Acquisition deal costs	108	87	21	620	728
Deferred acquisition consideration adjustments	4,927	3,669	1,258	-	4,927
Distributions from non-consolidated affiliates **	67	30	37	30	97
Other items, net ***	-	-	-	7,751	7,751

Adjusted EBITDA *	$63,930	$53,156	$10,774	$(10,457)	$53,473
margin	19.5%	19.6%	19.1%		16.3%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferredacquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.
**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).
***	Other items, net includes (i) one-time gains related to the former CEO's repayment to the Company for certain perquisites and expenses, (ii) legal fees and related expenses, net of insurance proceeds, relating to the ongoing SEC investigation and related class action litigation claims, (iii) one-time charge for the balance of prior cash bonus award amounts paid to the former CEO and CAO that will not be recovered, and (iv) write-off of certain assets related to the CEO and CAO termination. See Schedule 9 for reconciliation of amounts.

SCHEDULE 4

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Nine Months Ended September 30, 2016

	Advertising and	Reportable
	Communications	Segment	All Other	Corporate	Total

Revenue	$995,343	$822,762	$172,581	$-	$995,343

Net loss attributable to MDC Partners Inc.					$(55,650)
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests					3,172
Equity in earnings of non-consolidated affiliates					(9)
Income tax expense					1,893
Interest expense and finance charges, net					48,690
Loss on redemption of notes					33,298
Other, net					(9,530)
Operating profit (loss)	$54,846	$68,136	$(13,290)	$(32,982)	$21,864
margin	5.5%	8.3%	-7.7%		2.2%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	32,802	24,462	8,340	1,266	34,068
Goodwill impairment	29,631	-	29,631	-	29,631
Stock-based compensation	13,384	11,067	2,317	2,059	15,443
Acquisition deal costs	1,106	1,106	-	1,160	2,266
Deferred acquisition consideration adjustments	17,180	15,453	1,727	-	17,180
Distributions from non-consolidated affiliates **	-	-	-	1,247	1,247
Other items, net ***	-	-	-	(725)	(725)

Adjusted EBITDA *	$148,949	$120,224	$28,725	$(27,975)	$120,974
margin	15.0%	14.6%	16.6%		12.2%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.
**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).
***	Other items, net includes (i) one-time gains related to the former CEO's repayment to the Company for certain perquisites and expenses, (ii) legal fees and related expenses, net of insurance proceeds, relating to the ongoing SEC investigation and related class action litigation claims, (iii) one-time charge for the balance of prior cash bonus award amounts paid to the former CEO and CAO that will not be recovered, and (iv) write-off of certain assets related to the CEO and CAO termination. See Schedule 9 for reconciliation of amounts.

SCHEDULE 5

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Nine Months Ended September 30, 2015

	Advertising and	Reportable
	Communications	Segment	All Other	Corporate	Total

Revenue	$967,243	$804,399	$162,844	$-	$967,243

Net loss attributable to MDC Partners Inc.					$(11,135)
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests					7,343
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes					6,281
Equity in earnings of non-consolidated affiliates					(627)
Income tax benefit					(566)
Interest expense and finance charges, net					42,684
Other, net					29,315
Operating profit (loss)	$123,804	$107,232	$16,572	$(50,509)	$73,295
margin	12.8%	13.3%	10.2%		7.6%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	38,157	24,486	13,671	1,236	39,393
Stock-based compensation	11,023	7,763	3,260	2,002	13,025
Acquisition deal costs	647	587	60	1,797	2,444
Deferred acquisition consideration adjustments	(5,566)	(2,290)	(3,276)	-	(5,566)
Distributions from non-consolidated affiliates **	577	334	243	150	727
Other items, net ***	-	-	-	8,795	8,795

Adjusted EBITDA *	$168,642	$138,112	$30,530	$(36,529)	$132,113
margin	17.4%	17.2%	18.7%		13.7%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.
**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).
***	Other items, net includes (i) one-time gains related to the former CEO's repayment to the Company for certain perquisites and expenses, (ii) legal fees and related expenses, net of insurance proceeds, relating to the ongoing SEC investigation and related class action litigation claims, (iii) one-time charge for the balance of prior cash bonus award amounts paid to the former CEO and CAO that will not be recovered, and (iv) write-off of certain assets related to the CEO and CAO termination. See Schedule 9 for reconciliation of amounts.

SCHEDULE 6

MDC PARTNERS INC.

UNAUDITED ADJUSTED EBITDA AVAILABLE FOR GENERAL CAPITAL PURPOSES

(US$ in 000s)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Adjusted EBITDA (1)	$46,262	$53,473	$120,974	$132,113
Net income attributable to the noncontrolling interests	(1,059)	(2,122)	(3,172)	(7,343)
Capital expenditures, net (2)	(6,027)	(6,902)	(18,604)	(16,014)
Cash taxes	(1,991)	(685)	(2,798)	(1,400)
Cash interest, net & other (3)	(15,470)	(12,879)	(45,689)	(38,423)

Adjusted EBITDA Available for General Capital Purposes (4)	$21,715	$30,885	$50,711	$68,933

(1) Adjusted EBITDA is a non GAAP measure.  See schedules 2 through 5 for a reconciliation of Net income (loss) to Adjusted EBITDA.

(2) Capital expenditures, net represents capital expenditures net of landlord reimbursements.  See Schedule 9 for reconciliation of amounts.

(3) Cash interest, net & other represents the cash interest paid for our borrowings, less interest income, adjusted for the quarterly accrual of cash interest under our Senior Notes.  See Schedule 9 for reconciliation of amounts.

(4) Adjusted EBITDA Available for General Capital Purposes is a non-GAAP measure, and represents funds available for repayment of debt, acquisitions, deferred acquisition consideration, dividends, and other general corporate initiatives.

SCHEDULE 7

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	September 30,	December 31,
	2016	2015

Assets
Current Assets:
Cash and cash equivalents	$21,735	$61,458
Cash held in trusts	5,268	5,122
Accounts receivable, net	419,355	361,044
Expenditures billable to clients	40,615	44,012
Other current assets	53,872	37,109
Total Current Assets	540,845	508,745

Fixed assets, net	73,868	63,557
Investment in non-consolidated affiliates	5,159	6,263
Goodwill	868,483	870,301
Other intangible assets, net	92,975	72,382
Deferred tax assets	21,774	15,367
Other assets	39,208	41,010
Total Assets	$1,642,312	$1,577,625

Liabilities, Redeemable Noncontrolling Interests and Shareholders' Deficit
Current Liabilities:
Accounts payable	$331,330	$359,568
Trust liability	5,268	5,122
Accruals and other liabilities	255,282	297,964
Advance billings	148,352	119,100
Current portion of long-term debt	260	470
Current portion of deferred acquisition consideration	119,506	130,400
Total Current Liabilities	859,998	912,624

Long-term debt, less current portion	951,187	728,413
Long-term portion of deferred acquisition consideration	123,591	216,704
Other liabilities	52,293	44,905
Deferred tax liabilities	106,950	92,581
Total Liabilities	2,094,019	1,995,227

Redeemable Noncontrolling Interests	60,174	69,471

Shareholders' Deficit
Common shares	315,369	269,842
Shares to be issued	2,360	-
Charges in excess of capital	(310,273)	(315,261)
Accumulated deficit	(582,640)	(526,990)
Accumulated other comprehensive income (loss)	(3,406)	6,257
MDC Partners Inc. Shareholders' Deficit	(578,590)	(566,152)
Noncontrolling Interests	66,709	79,079
Total Shareholders' Deficit	(511,881)	(487,073)

Total Liabilities, Redeemable Noncontrolling
Interests and Shareholders' Deficit	$1,642,312	$1,577,625

SCHEDULE 8

MDC PARTNERS INC.

UNAUDITED SUMMARY CASH FLOW DATA

(US$ in 000s)

	Nine Months Ended September 30,
	2016	2015

Cash flows used in continuing operating activities	$(58,919)	$(9,147)
Discontinued operations	-	(1,342)
Net cash used in operating activities	(58,919)	(10,489)

Cash flows used in continuing investing activities	(14,663)	(42,723)
Discontinued operations	-	17,101
Net cash used in investing activities	(14,663)	(25,622)

Cash flows provided by (used in) continuing financing activities	32,663	(63,633)
Discontinued operations	-	(40)
Net cash provided by (used in) financing activities	32,663	(63,673)

Effect of exchange rate changes on cash and cash equivalents	1,196	2,194

Net decrease in cash and cash equivalents	$(39,723)	$(97,590)

SCHEDULE 9

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF COMPONENTS OF NON-GAAP MEASURES

(US$ in 000s)

.	2015					2016
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
OTHER ITEMS, NET
SEC investigation and class action litigation expenses	$5,762	$3,882	$2,722	$1,340	$13,706	$1,486	$1,359	$767	$3,612
D&O insurance proceeds	-	-	-	(1,000)	(1,000)	-	(1,107)	(3,230)	(4,337)
CEO repayment for certain perquisites and expenses	-	(8,600)	(1,877)	(808)	(11,285)	-	-	-	-
CEO and CAO termination related expenses	-	-	6,906	-	6,906	-	-	-	-
Total other items, net	$5,762	$(4,718)	$7,751	$(468)	$8,327	$1,486	$252	$(2,463)	$(725)

	2015					2016
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
CAPITAL EXPENDITURES, NET
Capital expenditures	$(5,656)	$(3,848)	$(8,161)	$(5,910)	$(23,575)	$(5,539)	$(7,909)	$(6,275)	$(19,723)
Landlord reimbursements	356	36	1,259	805	2,456	-	871	248	1,119
Total capital expenditures, net	$(5,300)	$(3,812)	$(6,902)	$(5,105)	$(21,119)	$(5,539)	$(7,038)	$(6,027)	$(18,604)

	2015					2016
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
CASH INTEREST, NET & OTHER
Cash interest paid	$(367)	$(25,401)	$(590)	$(26,308)	$(52,666)	$(25,703)	$(1,212)	$(1,063)	$(27,978)
Bond interest accrual adjustment	(12,403)	12,403	(12,403)	12,403	-	11,995	(15,680)	(14,625)	(18,310)
Adjusted cash interest paid	(12,770)	(12,998)	(12,993)	(13,905)	(52,666)	(13,708)	(16,892)	(15,688)	(46,288)
Interest income	119	105	114	129	467	178	203	218	599
Other	-	-	-	-	-	-	-	-	-
Total cash interest, net & other	$(12,651)	$(12,893)	$(12,879)	$(13,776)	$(52,199)	$(13,530)	$(16,689)	$(15,470)	$(45,689)

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